Jennison Blend Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


       October 30, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Jennison Blend Fund, Inc.
File No. 811-03336


Ladies and Gentlemen:

       Enclosed please find the Annual Report on Form N-SAR for Jennison Blend Fund, Inc. for the period ended August 31, 2007. The Form N-SAR was filed using the EDGAR system.



                                              Very truly yours,



                                              /s/ Jonathan D. Shain
                                              Jonathan D. Shain
                                              Assistant Secretary





This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 30th day of October 2007.



Jennison Blend Fund, Inc.





Witness:  /s/ Robert A. Hymas II			By:  /s/ Jonathan D. Shain
           Robert A. Hymas II		Jonathan D. Shain
       						Assistant Secretary